UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2019

TRIUMPH BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-36722	20-0477066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12700 Park Central Drive, Suite 1700 Dallas, Texas	75251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 365-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TBK	NASDAQ Global Select Market

Item 8.01	Other Events

On November 21, 2019, Triumph Bancorp, Inc. (the “Company”) announced the pricing of its underwritten public offering (the “Offering”) of $39,500,000 aggregate principal amount of its 4.875% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer or sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Offering will be made only by means of a prospectus supplement and accompanying base prospectus. The Offering will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-223411) (including a base prospectus) filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2018, and a preliminary prospectus supplement, dated November 21, 2019, and the Company will file a final prospectus supplement with the SEC. Prospective investors should read the registration statement including the base prospectus, the preliminary prospectus supplement, the final prospectus supplement (when available) and the other documents the Company has filed with the SEC for more complete information about the Company, the Offering and the Notes.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release, dated November 21, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release, dated November 21, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triumph Bancorp, Inc.

Date: November 21, 2019	By:	/s/ Adam D. Nelson
Adam D. Nelson
Executive Vice President and General Counsel